Exhibit 99.1

MoviePass Accelerates Plan For Profitability

New Cost-Reduction and Subscription Revenue Increase Measures Have Been Implemented, Currently Cutting the Monthly Burn by 60%

NEW YORK— (July 31, 2018) — MoviePass™, the nation’s premier movie theater subscription service and a majority-owned subsidiary of Helios and Matheson Analytics Inc. (Nasdaq: HMNY) (“Helios”), today announced the implementation of several new measures aimed at accelerating the plan for profitability. Through these new steps, the company believes it will be able to compress its timeline to reach profitability.

Approaching the one-year anniversary of introducing its standard $9.95 price point, the MoviePass community has grown to more than 3 million members and in turn has contributed to record box office growth, responsible for approximately 6 percent of the nation’s total box office sales in the first half of 2018. In addition, MoviePass Ventures and MoviePass Films are contributing to the company’s ancillary revenue.

Today, the company has implemented several elements of a long-term growth plan to protect the existing community and set it up for future sustainable growth.

MoviePass has implemented several new cost-reduction and subscription revenue increase measures:

•	Actions that have been implemented are currently cutting the monthly burn by 60%.
•	A future increase of the standard pricing plan to $14.95 per month within the next 30 days.
•	First Run Movies opening on 1,000+ Screens to be limited in their availability during the first two weeks, unless made available on a promotional basis,
•	Implementation of additional tactics to prevent abuse of the MoviePass service.

1

As of Q3 and beyond, MoviePass is also generating incremental non-subscription revenue of approximately $4 to $6 per subscriber per quarter:

•	Integration of MoviePass Ventures and MoviePass Films with our own original content allows us to gain revenue by owning the films through box office, streaming, DVD, retail, transactional sales e.g. Apple and Samsung, and international rights, etc.
•	Partnerships with 3rd party media inventory to increase scale and reach of marketing efforts driven by data
•	Continued rollout and refinement of the Peak Pricing program
•	Creating strategic marketing partnerships and promotions with studios, content owners, and brands
•	Integration of Moviefone.Com to support the media buys of brands and studios

In an effort to maintain the integrity of the MoviePass mission, to enhance discovery, and to drive attendance to smaller films and bolster the independent film community, MoviePass will begin to limit ticket availability to Blockbuster films. This change has already begun rolling out, with Mission Impossible 6 being the first film included in the measure. This is a strategic move by the company to both limit cash burn and stay loyal to its mission to empower the smaller artistic film communities. Major studios will continue to be able to partner with MoviePass to promote their first run films, seeding them with a valuable moviegoing audience.

MoviePass subscribers are also more readily influenced by recommendations and more willing to make them, making them an invaluable audience to studios and distributors. The National Research Group study indicates that when we recommend films, partner with studios, or promote our own movies, we currently account for 20% to 45% of the national box office.

“Over the past year, we challenged an entrenched industry while maintaining the financially transparent records of a publicly traded company. We believe that the measures we began rolling out last week will immediately reduce cash burn by 60% and will continue to generate lower funding needs in the future,” said Ted Farnsworth, Chairman and CEO of Helios.

“These changes are meant to protect the longevity of our company and prevent abuse of the service. While no one likes change, these are essential steps to continue providing the most attractive subscription service in the industry. Our community has shown an immense amount of enthusiasm over the past year, and we trust that they will continue to share our vision to reinvigorate the movie industry,” said Mitch Lowe, MoviePass CEO.

About Helios and Matheson Analytics

Helios and Matheson Analytics Inc. (Nasdaq:HMNY) (“Helios”) is a provider of information technology services and solutions, offering a range of technology platforms focusing on big data, artificial intelligence, business intelligence, social listening, and consumer-centric technology. Helios currently owns approximately 92% of the outstanding shares (excluding options and warrants) of MoviePass Inc., the nation's premier movie-theater subscription service. Helios' holdings include RedZone Map™, a safety and navigation app for iOS and Android users, and a community-based ecosystem that features a socially empowered safety map app that enhances mobile GPS navigation using advanced proprietary technology. Helios is headquartered in New York, NY and listed on the Nasdaq Capital Market under the symbol HMNY. For more information, visit us at www.hmny.com.

2

About MoviePass Inc.

MoviePass Inc. (“MoviePass”) is a marketing technology platform enhancing the exploration of film and the moviegoing experience. As the nation's premier movie-theater subscription service, MoviePass provides film enthusiasts the ability to attend select new movies in theaters. The service, now accepted at more than 91% of theaters across the United States, is the nation's largest theater network. Visit us at www.moviepass.com.

Cautionary Statement on Forward-looking Information

Certain information in this communication contains “forward-looking statements” about HMNY within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”), that may not be based on historical fact, but instead relate to future events. Forward-looking statements are generally identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. Statements regarding future events are based on HMNY’s current expectations and are necessarily subject to associated risks.

Such forward-looking statements are based on a number of assumptions. Although management of HMNY believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially and adversely from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Some, but not all, of these risks include, among other things: our capital requirements and whether or not we will be able to raise capital as needed; the success of our cost-reduction and subscription revenue increase measures; our ability to continue to generate non-subscription revenue; our ability to successfully develop the business model of MoviePass; our ability to integrate the operations of MoviePass, MoviePass Ventures, MoviePass Films, Moviefone and other acquired businesses into our operation; our ability to retain our existing clients and market and sell our services to new clients and the risk factors described in HMNY’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 15, 2018, in HMNY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 17, 2018, and other HMNY filings, including subsequent current and periodic reports, information statements and registration statements filed with the SEC. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

Contacts

HMNY Contact:
The Pollack PR Marketing Group
Stephanie Goldman/Mark Havenner, 310-556-4443
sgoldman@ppmgcorp.com / mhavenner@ppmgcorp.com
or
MoviePass Contact:
LaunchSquad for MoviePass
Gavin Skillman, 212-564-3665
moviepass@launchsquad.com

3